SEABOARD CORPORATION
                    EXECUTIVE RETIREMENT PLAN
                 2005 AMENDMENT AND RESTATEMENT

                      SEABOARD CORPORATION
                    EXECUTIVE RETIREMENT PLAN
                 2005 AMENDMENT AND RESTATEMENT

                        TABLE OF CONTENTS





ARTICLE I. PURPOSE AND BACKGROUND                              1
ARTICLE II. DEFINITIONS                                        1
 2.1.   Accrued Benefit                                        1
 2.2.   Actuarial Equivalent                                   1
 2.3.   Actuarial Value                                        2
 2.4.   Board                                                  2
 2.5.   Change of Control                                      2
 2.6.   Code                                                   3
 2.7.   Committee                                              3
 2.8.   Company                                                3
 2.9.   Covered Compensation                                   3
 2.10.  Disability Retirement Date                             3
 2.11.  Early Retirement Date                                  3
 2.12.  Earnings                                               3
 2.13.  Effective Date                                         4
 2.14.  Executive Deferred Compensation Plan                   4
 2.15.  Eligible Spouse                                        4
 2.16.  Final Average Earnings                                 4
 2.17.  Inactive Participant                                   4
 2.18.  Interest Rate                                          4
 2.19.  Investment Option Plan                                 4
 2.20.  Key Participant                                        4
 2.21.  Nonqualified Deferred Compensation Plan                4
 2.22.  Normal Retirement Date                                 4
 2.23.  Participant                                            5
 2.24.  Participation Date                                     5
 2.25.  Pension Plan                                           5
 2.26.  Plan                                                   5
 2.27.  Plan Administrator                                     5
 2.28.  Plan Year or Year                                      5
 2.29.  Related Company                                        5
 2.30.  Separation Date                                        5
 2.31.  Separation from Service                                5
 2.32.  Years of Service                                       5
 2.33.  Years of Accrual Service                               5
ARTICLE III. PARTICIPATION                                     5
 3.1.   Participation Date                                     5
 3.2.   Cessation of Participation                             6
 3.3.   Inactive Participants                                  6
 3.4.   Participation not Contract of Employment               6

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ARTICLE IV. RETIREMENT BENEFITS                                6
 4.1.   Determination of Accrued Benefit                       6
 4.2.   Early Retirement Accrued Benefit                       8
ARTICLE V. PAYMENT OF BENEFITS                                 8
 5.1.   Fully Vested Benefits                                  8
 5.2.   Forfeitures                                            8
 5.3.   Commencement of Payment                                8
 5.4.   Method of Payment                                      9
 5.5.   Participant Elections of Method of Payment            11
 5.6.   Participant Elections of Payment Date                 12
 5.7.   Death Benefit                                         12
 5.8.   Determination of Beneficiary                          12
ARTICLE VI. FUNDING                                           13
 6.1.   Unfunded Plan                                         13
ARTICLE VII. WITHHOLDING OF TAXES                             13
 7.1.   Tax Withholding                                       13
ARTICLE VIII. PLAN ADMINISTRATOR                              13
 8.1.   Membership and Authority                              13
 8.2.   Delegation                                            14
 8.3.   Information to be Furnished                           14
 8.4.   Plan Administrator's Decision Final                   14
 8.5.   Remuneration and Expenses                             14
 8.6.   Indemnification of Committee Member                   14
 8.7.   Resignation or Removal of Committee Member            14
 8.8.   Interested Committee Member                           15
ARTICLE IX. CLAIMS PROCEDURE                                  15
 9.1.   Claim                                                 15
 9.2.   Denial of Claim                                       15
 9.3.   Review of Claim                                       15
 9.4.   Final Decision                                        15
ARTICLE X. AMENDMENTS OR TERMINATION OF THE PLAN              15
 10.1.  Board                                                 15
 10.2.  Deemed Amendment                                      16
ARTICLE XI. MISCELLANEOUS                                     16
 11.1.  Captions                                              16
 11.2.  Company Action                                        16
 11.3.  Company Records                                       16
 11.4.  Evidence                                              16
 11.5.  Gender and Number                                     16
 11.6.  Governing Law                                         16
 11.7.  Nonassignability                                      16
 11.8.  Participant Cooperation                               17
 11.9.  Successors                                            17
 11.10. Unsecured General Creditor                            17
 11.11. Validity                                              17
 11.12. Waiver of Notice                                      17

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ADDENDUM A - PARTICIPANTS                                     17
ADDENDUM B - PRIOR CASH PAYMENTS                              19
ADDENDUM C - PRE-1997 FROZEN BENEFITS                         21
ADDENDUM D - PARTICIPANTS WITH INDIVIDUAL SERP AGREEMENTS     22

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                      SEABOARD CORPORATION
                    EXECUTIVE RETIREMENT PLAN
                 2005 AMENDMENT AND RESTATEMENT


                           ARTICLE I.
                     PURPOSE AND BACKGROUND

     Seaboard Corporation (the "Company") adopted the Seaboard Corporation Executive Retirement Plan effective January 1, 1994, which plan was restated and amended in its entirety effective January 1, 1997, and was again amended and restated in its entirety effective November 5, 2004. The Company now hereby again amends and restates said plan in its entirety, effective January 1, 2005 (the "Effective Date"), and the name of said amended and restated plan shall be the "Seaboard Corporation Executive Retirement Plan 2005 Amendment and Restatement" (the "Plan").

     The purpose of the Plan is to aid in retaining and attracting certain key employees of Seaboard Corporation and participating affiliated companies by providing to them supplemental retirement income. The Plan is intended to be an arrangement that is unfunded and maintained primarily for the purpose of providing supplemental retirement benefits to a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, and the Plan shall be interpreted and administered in a manner consistent with this intent.

     The purpose of this amendment and restatement of the Plan is to coordinate the Plan provisions with other deferred compensation arrangements sponsored by the Company. The purpose of this amendment and restatement of the Plan also is to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Plan shall be interpreted and administered in a manner consistent with this intent. The provisions of this amended and restated Plan shall apply to all Participants in the Plan who separate from service with the Company on or after the Effective Date (except as otherwise provided on Addendum A attached hereto). The benefits under the Plan of all Participants who separate from service with the Company prior to the Effective Date will be determined based upon the provisions of the Plan in effect at the time of such Separation from Service (except as otherwise provided on Addendum A attached hereto).

                           ARTICLE II.
                           DEFINITIONS

     For the purpose of this Plan, the following words and phrases shall have the meaning indicated, unless the context clearly indicates otherwise:

     2.1. Accrued  Benefit   means   a   Participant's    benefit
determined as of a particular time under the provisions of this Plan.

     2.2. Actuarial Equivalent means a form of benefit differing in time, period or manner of payment from a specified payment form, but having equivalent value when computed using an interest rate of 8% per year compounded annually and the 1983 Group Annuity Mortality Table. It is the intent that at all times reasonable actuarial assumptions be used to determine an actuarial equivalent form of benefit hereunder. Accordingly, the Committee is authorized to amend the Plan to change the actuarial assumptions under this Section 2.2 at any time deemed advisable by the Committee based upon the advice of the actuary providing actuarial services to the Plan.

     2.3. Actuarial Value means the lump sum equivalent value of a Participant's Accrued Benefit payable at his Normal Retirement Date and determined by using (a) the annual interest rate on 30-year Treasury securities as specified by the Commissioner for the month of November preceding the Plan Year in which payment to the Participant is made, and (b) the applicable mortality table used for purposes of satisfying the requirements of Code
Section 417(e).

     2.4. Board  means  the  Board  of  Directors  of    Seaboard
Corporation.

     2.5. Change of Control means an event or transaction which results in one or more of the following and which constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A:

     (a) The acquisition by any unrelated person or entity of more than fifty percent (50%) of either the outstanding shares of common stock or the combined voting power of
          the  Company's  then  outstanding  voting    securities
          entitled to vote generally in the election of directors;

     (b) The sale to an unrelated person or entity of Company assets that have a total gross fair market value of more than eighty-five percent (85%) of the total gross fair market value of all of the assets of the Company immediately prior to such sale;

     (c) The approval by the shareholders of the Company of a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of the directors of the reorganized, merged or consolidated entity's then outstanding voting securities; or

     (d) The acquisition by any person or entity (other than by any descendant of Otto Bresky, Senior or any trust established primarily for the benefit of any descendant of Otto Bresky, Senior or any other related person or entity) of more than fifty percent (50%) of either the membership interests or the combined voting power of Seaboard Flour, LLC.

For purposes of determining whether there has been a Change of Control under this Section 2.5, the attribution of ownership rules under Code Section 318(a) shall apply. Also for purposes of determining whether there has been a Change of Control, "Company" means only Seaboard Corporation and any successors to the business of Seaboard Corporation.

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     2.6. Code  means  the  Internal  Revenue  Code  of  1986, as
amended from time to  time.  References  to   any  Section of the
Internal Revenue Code shall include any successor provision thereto.

     2.7. Committee means the committee, if any, appointed to administer this Plan pursuant to Article VIII.

     2.8. Company means Seaboard Corporation, a Delaware corporation, and any of its subsidiaries or affiliates that are participating in this Plan, and any successors to the business of Seaboard Corporation and such participating subsidiaries or affiliates.

     2.9. Covered Compensation has the same meaning as such term has in the Pension Plan.

     2.10. Disability Retirement Date means the date the Participant has a Separation from Service because of disability, irrespective of the Participant's age. A Participant will be considered disabled if the Participant is disabled for purposes of the Pension Plan.

     2.11. Early Retirement Date means the date as of which a Participant has both (a) completed ten (10) Years of Service and
(b) been a Participant for five (5) Years.

     2.12. Earnings  with  respect to  any particular Year means:
(a) the total salary and bonus received by the Participant from the Company for the Participant's services during such Year; (b) the amount of any elective contributions made by the
Participant in such Year pursuant to a plan maintained by the Company where such amount is not includable in gross income in such Year under the provisions of Code Sections 125, 401(k) or 132(f); (c) the amount of the compensation reduction of a Participant effective for such Year under the Investment Option Plan; (d) the amount of the Participant's compensation otherwise payable to the Participant in such Year that is instead deferred and credited to an account for the benefit of the Participant with respect to such Year under the Executive Deferred Compensation Plan; (e) the amount of any Company discretionary contribution attributable to such Year that is credited to an account for the benefit of the Participant under the Executive Deferred Compensation Plan; and (f) the amount credited to an account for the benefit of the Participant pursuant to a deferral election of the Participant applicable for such Year under the Nonqualified Deferred Compensation Plan.

      Earnings with respect to any particular Year shall not include: (a) reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses and welfare benefits, whether or not taxable to the Participant; (b) any benefits of the Participant accrued or paid under this Plan whether before or after the Effective Date; (c) any amount received upon the exercise of an option granted to the Participant under the Investment Option Plan; (d) any amounts credited to an account for the benefit of the Participant, and any amounts paid with respect to any such account, under the Executive Deferred Compensation Plan, except the amounts described in clauses (d) and (e) of the preceding paragraph of this Section 2.12; (e) any amounts credited to an account for the benefit of the Participant, and any amounts paid with respect to any such account, under the Nonqualified Deferred Compensation Plan, except the amount described in clause (f) of the preceding paragraph of this Section 2.12; (f) any amounts accrued or paid with respect to the Participant under any individual retirement arrangement identified on Addendum D; and (g) any benefits of the Participant accrued or paid under any retirement plan qualified under Code
Section 401(a), except any elective contributions described in clause (b) of the preceding paragraph of this Section 2.12.

     2.13. Effective Date means the effective date of this Plan, which is January 1, 2005.

     2.14. Executive Deferred Compensation Plan means the Seaboard Executive Deferred Compensation Plan, adopted by Seaboard Corporation effective January 1, 1999, as most recently amended and restated effective January 1, 2005, and as hereafter amended from time to time.

     2.15. Eligible Spouse means the spouse of a Participant to whom the Participant was married on the date payment of the Participant's vested Accrued Benefit commences, or, if earlier, on the date of the Participant's death. The length of the marriage prior to either of such dates shall not be taken into consideration.

     2.16. Final Average Earnings has the same meaning as such term has in the Pension Plan at the applicable date (which is the Participant's Separation Date for purposes of determining the Participant's vested Accrued Benefit upon Separation from Service), except that Final Average Earnings will be determined by using the definition of Earnings set forth herein.

     2.17. Inactive Participant means a Participant who is no longer accruing a benefit under the Plan because either (a) the President or a Senior Vice President of the Company has determined in his sole discretion that the Participant shall no longer accrue a benefit under the Plan because the Participant no longer satisfies criteria for participation as determined by the President or a Senior Vice President in his sole discretion, or (b) the Participant has had a Separation from Service.

     2.18. Interest Rate  means  the  Moody's  AAA  Seasoned Bond
Index average rate as of the first business day of the Plan Year containing the period for which the interest amount payable hereunder is to be determined.

     2.19. Investment Option Plan means  the Seaboard Corporation
Investment Option Plan, adopted by Seaboard Corporation effective
December 1, 2000,  as  amended from time to time.  The Investment
Option Plan is now frozen.

     2.20. Key Participant means a Participant who is a specified employee within the meaning of Code Section 409A (generally a specified employee for this purpose is a key employee as defined in Code Section 416(i) but without regard to Code Section 416(i)
(5)).

     2.21. Nonqualified Deferred Compensation Plan    means   the
Seaboard   Corporation  Nonqualified Deferred Compensation  Plan,
adopted  by Seaboard  Corporation  effective   September 1, 2005,
and as hereafter amended from time to time.

     2.22. Normal Retirement Date means the first day of the calendar month coinciding with or next following the date the Participant attains age sixty-two (62).

     2.23. Participant means any individual who is designated as a Participant in the Plan as provided in Section 3.1 and who has not ceased to be a Participant under Section 3.2.

     2.24. Participation Date means the date an employee becomes a Participant as provided in Section 3.1.

     2.25. Pension  Plan  means  the Seaboard Corporation Pension
Plan, a retirement plan qualified under Code Section 401(a) and sponsored by Seaboard Corporation, as amended from time to time.

     2.26. Plan  means   the   Seaboard   Corporation   Executive
Retirement Plan 2005 Amendment and Restatement as set forth herein and as amended from time to time.

     2.27. Plan Administrator means the Committee, if any, but if at any time there is no Committee acting hereunder then the Plan Administrator will be Seaboard Corporation.

     2.28. Plan Year or Year means the 12-month  period beginning
January  1  and  ending December 31.

     2.29. Related Company means any corporation which is a member of a controlled group of corporations (as defined in Code
Section 414(b))  that  includes the Company.

     2.30. Separation Date means the date the Participant has a Separation from Service.

     2.31. Separation from Service means  ceasing  to be employed
by the Company  or  any  Related  Company   for  any  reason, and
having  a  separation  from  service  within  the meaning of Code
Section 409A.

     2.32. Years of Service at any particular time means the years of service the Participant has at that time as determined under the Pension Plan for vesting purposes.

     2.33. Years of Accrual Service at any particular time means Years of Accrual Service at that time as determined under the Pension Plan, except that Years of Accrual Service shall be determined (a) based upon all hours of service with either the Company or a Related Company whether or not the Participant was a Participant in the Plan at the time of such service, (b) without applying the maximum limit of 35 Years of Accrual Service under the Pension Plan, and (c) without applying the Pension Plan's exclusion of service during any period from January 1, 1994 through January 1, 1997 that the Participant was accruing benefits under either this Plan or any predecessor plan that merged into this Plan. Notwithstanding the preceding sentence, Years of Accrual Service will not include any service for an entity occurring prior to the time the entity became a Related Company.

                          ARTICLE III.
                          PARTICIPATION

     3.1. Participation Date. All persons who are Participants immediately prior to the Effective Date will remain Participants as of the Effective Date, and the Participation Date of any such Participant is that date prior to the Effective Date that he became a Participant. An employee of the Company who is not a Participant on the Effective Date, and who is determined by the President or a Senior Vice President of the Company to be a member of a select group of management or highly compensated employees, will become a Participant if he is designated as a Participant by the President or a Senior Vice President of the Company. Such employee's Participation Date will be the date specified by the President or a Senior Vice President of the Company. Commencement of participation does not guarantee any Participant continued active participation hereunder. Those employees who are Participants in the Plan as of the Effective Date of this 2005 amendment and restatement are listed on Addendum A attached hereto.

     3.2. Cessation of Participation. A Participant will cease to be a Participant when he no longer has an Accrued Benefit.

     3.3. Inactive Participants. An Inactive Participant will have a frozen Accrued Benefit hereunder. If at any time the frozen Accrued Benefit of an Inactive Participant is zero, then the Inactive Participant will no longer have an Accrued Benefit and will cease to be a Participant.

     3.4. Participation not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any Participant the right to continue in the employ of or provide services to the Company, or interfere in any way with the right of the Company to terminate the employment of the Participant or give any right or claim to any benefit under the terms of the Plan unless such right or claim is specifically vested under the terms of the Plan.

                           ARTICLE IV.
                       RETIREMENT BENEFITS

     4.1. Determination of Accrued Benefit. A Participant's Accrued Benefit is a benefit payable in the form of a single life annuity commencing on the Participant's Normal Retirement Date (or the Participant's Separation Date if later than his Normal Retirement Date) in an annual amount equal to the excess of (1) the sum of (a) (the "Pre-Participation Service Benefit") and (b) (the "Post-Participation Service Benefit") below, over
(2) the sum of (c) (the "Pension Plan Offset"), (d) (the "Prior Cash Payment Offset"), (e) (the "Prior SERP Frozen Benefit Offset"), and (f) (the "Individual SERP Agreement Offset") below; provided, however, in no event shall the Participant's
Accrued Benefit be less than the amount of the Participant's Accrued Benefit immediately prior to the Effective Date.

     (a) Pre-Participation Service Benefit. A Participant's Pre-Participation Service Benefit will be determined taking into account only the Participant's Years of Accrual Service as of his Participation Date ("Pre-Participation Years of Accrual Service") and will be an amount equal to the sum of:

          (i) .65% of his Final Average Earnings multiplied by his Pre-Participation Years of Accrual Service; and

          (ii) .50%  of  his  Final Average Earnings in excess of
          Covered      Compensation     multiplied     by     his
          Pre-Participation Years of Accrual Service.

     (b) Post-Participation Service Benefit. A Participant's Post-Participation Service Benefit will be determined taking into account the Participant's Years of Accrual Service after the Participant's Participation Date ("Post-Participation Years of Accrual Service") and will be an amount equal to 2.5% of his Final Average Earnings multiplied by his Post-Participation Years of Accrual Service.

     (c) Pension Plan Offset. The amount of a Participant's Pension Plan Offset is the Actuarial Equivalent of the Participant's accrued benefit as defined in the Pension Plan, determined as if such benefit were payable in the form of a single life annuity that commences on the Participant's Normal Retirement Date or, if later, the Participant's Separation Date.

     (d) Prior Cash Payment Offset. This offset applies only to those Participants who received one or more cash payments under the provisions of the Plan in effect from January 1, 1994 through January 1, 1997. The amount of the Prior Cash Payment Offset is the Actuarial Equivalent of the benefit satisfied with such cash payments, determined as if such benefit were payable in the form of a single life annuity that commences on the Participant's Normal Retirement Date or, if later, the Participant's Separation Date. The name of each Participant who received one or more such cash payments and the benefit satisfied with such cash payment or payments are listed on Addendum B attached hereto.

     (e) Prior SERP Frozen Benefit Offset. This offset applies only to those Participants who were participants under the Plan as in effect prior to 1997 and have a frozen accrued benefit under the Plan at that time payable as a 10 year certain and continuous annuity. The amount of the Prior SERP Frozen Benefit Offset is the Actuarial Equivalent of such frozen accrued benefit, determined as if such benefit were payable in the form of a single life annuity that commences on the Participant's Normal Retirement Date or, if later, the Participant's Separation Date. The name of each Participant who has such a frozen accrued benefit and the amount of such frozen accrued benefit are listed on Addendum C attached hereto.

     (f) Individual SERP Agreement Offset. This offset applies only to those Participants who have an individual supplemental retirement arrangement with the Company. The amount of the Individual SERP Agreement Offset is the Actuarial Equivalent of the benefit under the individual supplemental retirement arrangement, determined as if such benefit were payable in the form of a single life annuity that commences on the Participant's Normal Retirement Date or, if later, the Participant's Separation Date. The name of each Participant who has such an individual retirement
          arrangement   with  the Company is listed on Addendum D
          attached hereto.

     4.2. Early Retirement Accrued Benefit. A Participant's Accrued Benefit on or after the Participant's Early Retirement Date (regardless of whether the Participant's Separation from Service occurs before or after the Participant's Early Retirement Date) and prior to the Participant's Normal Retirement Date will be an early retirement Accrued Benefit. The Participant's early retirement Accrued Benefit determined as of a date that is on or after the date the Participant attains age 55 will equal the Participant's Accrued Benefit as determined under
Section 4.1, reduced by 4% for each year by which the date of the determination of such Participant's early retirement Accrued Benefit precedes the Participant's Normal Retirement Date. The Participant's early retirement Accrued Benefit determined as of a date that is prior to the date the Participant attains age 55 will equal the actuarial equivalent, as of such determination date, based on the interest and mortality tables then applicable under Section 2.3, of the Participant's early retirement Accrued Benefit at age 55 as determined in accordance with the preceding sentence.

                           ARTICLE V.
                       PAYMENT OF BENEFITS

     5.1. Fully Vested Benefits. A Participant will be fully vested in the Participant's Accrued Benefit upon the first to occur of:

     (a)  The   Participant's   Normal   Retirement   Date if the
          Participant  is an employee of the Company or a Related
          Company on the Participant's Normal Retirement Date; or

     (b) The Participant's disability if such disability occurs while the Participant is an employee of the Company or a Related Company; or

     (c) The Participant's death while the Participant is an employee of the Company or a Related Company; or

     (d)  The  Participant's completion of five Years of Service;
          or

     (e)  A Change of Control.

     5.2. Forfeitures.  If the Participant does not have a vested
Accrued Benefit under the provisions of Section 5.1 upon the Participant's Separation Date, then the Participant's Accrued
Benefit  will  be forfeited.

     5.3. Commencement of Payment. If the Participant's vested Accrued Benefit is paid in the form of an annuity as hereinafter provided, then payment will commence as soon as practical after the later of the Participant's Separation Date or the date the Participant attains age sixty-two (62); provided, however, if the Participant is eligible for an early retirement benefit as provided in Section 4.2, then payment will commence as soon as practical following the later of the Participant's Separation Date or the date the Participant attains age 55, or at such later date as applicable under Section 5.6. If the Participant's vested Accrued Benefit is paid in the form of a lump sum as hereinafter provided, then payment will be made as soon as practical following the Participant's Separation from Service, or, if applicable, as soon as practical after a Change of Control, or at such later date as applicable under Section 5.6. If the Participant's vested Accrued

Benefit is paid in the form of installments as hereinafter provided, then payment will commence as soon as practical following the Participant's Separation from Service, or at such later date as applicable under Section 5.6. Notwithstanding the preceding provisions of this Section 5.3 or any other provisions of the Plan to the contrary, payment of the vested Accrued Benefit of a Key Participant that is made on account of the Key Participant's Separation from Service will not commence prior to the earlier of (a) the date which is six (6) months after the date of the Key Participant's Separation from Service, or (b) the death of the Key Participant. The restriction in the preceding sentence will not apply to a payment to a Key Participant that is made on account of a Change of Control.

     5.4. Method of Payment.     The Participant's vested Accrued
Benefit will be paid in  one of the following methods:

     (a) Lump Sum Payment: A lump sum payment is a single cash payment in an amount equal to the Actuarial Value of the Participant's vested Accrued Benefit determined as of the payment date; provided, however, if the Participant is eligible to receive an early retirement benefit under Section 4.2, then the amount of a single lump sum payment to the Participant will equal the present value determined as of the payment date of the Participant's early retirement benefit under Section
          4.2 payable in the form of a single life annuity commencing on the payment date and determined by using the interest and mortality tables then applicable for purposes of determining Actuarial Value. The Participant's vested Accrued Benefit will always be paid in a lump sum payment if as of the commencement date determined under Section 5.3 the dollar amount of the lump sum payment is less than or equal to the sum of $50,000. Subject to the Participant's right to elect another method of payment under Section 5.5, the Participant's vested Accrued Benefit also will be paid in the form of a lump sum payment if the date of the Participant's Separation from Service is on or after the later of (i) November 4, 2009, or (ii) five (5) years after the Participant's Participation Date. Also, if not otherwise paid in a lump sum payment under the provisions of the preceding sentence, and subject to the Participant's right to elect another method of payment under Section 5.5, the Participant's vested Accrued Benefit will be paid in a lump sum payment if the Participant is involuntarily terminated, or if the Participant's Separation Date is on or after his Normal Retirement Date. A Participant's vested Accrued Benefit will always be paid in a lump sum upon a Change of Control whether or not the Participant then has a Separation from Service. If a Change of Control occurs after a Participant has had a Separation from Service and has commenced to receive payment in the form of an annuity, then the lump sum payment to be made under the preceding sentence shall be in an amount equal to the Actuarial Value of the Participant's unpaid annuity determined as of the date of the lump sum payment;

     (b) Installment Payments: Installment payments are five annual payments in a five-consecutive-year period. The principal amount of each payment is equal to one fifth of the amount that would be paid to the Participant on the date the installment payments commence if instead the payment on that date were a lump sum payment as determined under Section 5.4(a). Each installment payment will also include interest on the aggregate amount of the unpaid installments determined by applying the Interest Rate. If the Participant is eligible to receive his vested Accrued Benefit in the form of a lump sum, and if the dollar amount of the lump sum payment determined under Section 5.4(a) is greater than the sum of $50,000, then the Participant's benefit payment will be made in the form of installment payments if elected by the Participant in accordance with the provisions of Section 5.5.

     (c)  Annuity Payment:  An  annuity is payment  in one of the
          forms  described  in  the  subparagraphs  under    this
          paragraph (c) that is   the Actuarial Equivalent of the
          Participant's   vested   Accrued   Benefit.    If   the
          Participant   is   not  eligible  to receive his vested
          Accrued Benefit in the form of a lump sum payment under the provisions of the preceding paragraph (a), then the
          Participant's   vested  Accrued Benefit will be paid in
          the   form   o f  either  the  annuity   described   in
          subparagraph (i) below, or the  annuity  described   in
          subparagraph (ii) below, whichever  applicable.  If the
          Participant is eligible to receive his vested   Accrued
          Benefit in the form of a lump sum, and if the payment in a lump sum is not mandatory hereunder, then the Participant's benefit payment will be made in one of
          the   annuity   forms   described   in  the   following
          subparagraphs   if   elected   by   the  Participant in
          accordance with the provisions of Section 5.5; provided, however, if the Participant has an Eligible Spouse at the time the election is made and elects a joint and survivor annuity payment, but does not have an Eligible Spouse at the time benefit payments commence, then benefit payments will be made in the form of a single life annuity unless the Participant elects a single life annuity with a ten (10) year term certain in accordance with the provisions of Section 5.5.

          (i) Single Life Annuity. A single life annuity is the Actuarial Equivalent of the Participant's vested Accrued Benefit payable in annual payments to the Participant for the lifetime of the Participant. If the Participant is not eligible to receive his vested Accrued Benefit in the form of a lump sum payment under the provisions of the preceding subparagraph (a), and if the Participant has no Eligible Spouse on the date payment of the Participant's benefit commences, then payment of the Participant's vested Accrued Benefit will be in the form of a single life annuity.

          (ii) 50% Joint and Survivor Annuity. A 50% joint and survivor annuity is the Actuarial Equivalent of the Participant's vested Accrued Benefit payable in annual payments to the Participant for the lifetime of the Participant and to the Participant's Eligible Spouse upon the Participant's death for the lifetime of the Participant's Eligible Spouse, with each payment to the Participant's Eligible Spouse being 50% of the amount of each payment to the Participant. If the Participant is not eligible to receive his vested Accrued Benefit in the form of a lump sum payment under the provisions of the preceding subparagraph (a), and if the Participant has an Eligible Spouse on the date payment of the Participant's benefit commences, then payment of the Participant's vested Accrued Benefit will be in the form of a 50% joint and survivor annuity.

          (iii) Single Life Annuity with 10 Year Term Certain. A single life annuity with a ten (10) year term certain is a single life annuity described in subparagraph (i) above with a guaranteed payment term of ten (10) years.

          (iv) 75% Joint and Survivor Annuity. A 75% joint and survivor annuity is the Actuarial Equivalent of the Participant's vested Accrued Benefit payable in annual payments to the Participant for the lifetime of the Participant and to the Participant's Eligible Spouse upon the Participant's death for the lifetime of the Participant's Eligible Spouse, with each payment to the Participant's Eligible Spouse being 75% of the amount of each payment to the Participant.

          (v) 100% Joint and Survivor Annuity. A 100% joint and survivor annuity is the Actuarial Equivalent of the Participant's vested Accrued Benefit payable in annual payments to the Participant for the lifetime of the Participant and to the Participant's Eligible Spouse upon the Participant's death for the lifetime of the Participant's Eligible Spouse, with each payment to the Participant's Eligible Spouse being 100% of the amount of each payment to the Participant.

     5.5. Participant Elections of Method of Payment. A Participant may elect a method of payment of the Participant's vested Accrued Benefit other than the method provided in the Plan; provided, however, a Participant's method of payment election will not be effective if a different method of payment is mandatory under the provisions of the Plan. A method of payment election must be made in accordance with subparagraphs
(a) and (b) of this Section 5.5. A method of payment election must be made on a form provided by the Committee and will not be validly made until delivered to the Committee.

     (a) Initial Elections: An Employee who is a Participant in the Plan on December 31, 2006, must make the initial method of payment election on or before December 31, 2006; provided, however, in no event may a method of payment election made in 2006 either (i) result in the deferral to a subsequent Year of the payment of any amount otherwise to be paid in 2006, or (ii) accelerate to 2006 a payment otherwise to be made in a later Year. An Employee who becomes a Participant after December 31, 2006, must make the method of payment election on or
          before the  Employee's   Participation   Date.      Any
          Participant who does not elect a method of payment is deemed to have elected the method otherwise provided in the Plan.

     (b) Subsequent Elections: Except as hereafter provided in this subparagraph (b), a Participant's method of payment election is irrevocable. If a Participant has elected in accordance with the provisions of the preceding subparagraph (a) of this Section 5.5 that the method of payment of the Participant's vested Accrued Benefit will be an annuity, and if payment of the Participant's vested Accrued Benefit in a particular method of payment is not mandatory, then at any time prior to the time the first annuity payment to the Participant is made, the Participant may elect to change the form of annuity to another form of annuity provided under the provisions of subparagraph (c) of Section 5.4. Such election shall be made by an instrument in writing signed by the Participant and delivered to the Committee

     5.6. Participant Elections of Payment Date. A Participant may elect that the Participant's vested Accrued Benefit be paid, or that payment commence, on a date later than the payment date otherwise provided in the Plan. A Participant's payment date election under this Section 5.6 is irrevocable. However, a Participant's payment date election will not be effective if a different payment date or payment commencement date is mandatory under the provisions of Section 5.3. A payment date election by the Participant must be made on a form provided by the Committee and will not be validly made until delivered to the Committee. An Employee who is a Participant in the Plan on December 31, 2006, must make the payment date election on or before December 31, 2006; provided, however, in no event may a payment date election made in 2006 either (i) result in the deferral to a subsequent Year of the payment of any amount otherwise to be paid in 2006, or (ii) accelerate to 2006 a payment otherwise to be made in a later Year. An Employee who becomes a Participant after December 31, 2006, must make a payment date election on or before the Employee's Participation Date. Any Participant who does not make a payment date election as described in this subparagraph will be deemed to have elected the payment date provided in the Plan.

     5.7. Death Benefit. If the Participant dies prior to the commencement of payment of Participant's Accrued Benefit, then the Participant's vested Accrued Benefit will be paid to the Participant's beneficiary as determined under Section 5.8 as soon as practical after the Participant's death in the form of a lump sum payment. If the Participant dies after the payment or commencement of payment of the Participant's Accrued Benefit, no further payments will be made hereunder with respect to the Participant and the Participant's benefits hereunder shall be deemed to be fully paid; provided, however, that if at the time of the Participant's death, the Participant's Accrued Benefit was being paid in the form of a single life annuity with a ten (10) year term certain and all of the guaranteed payments had not been made, or in the form of installment payments and all of the installment payments had not been made, then the remaining guaranteed payments or installment payments will be paid to the Participant's beneficiary as determined under Section 5.8; and provided, further, that if at the time of the Participant's death, the Participant's Accrued Benefit was being paid in the form of a joint and survivor annuity, then if the Participant's Eligible Spouse survives the Participant, the survivor annuity benefit will be paid to the Participant's Eligible Spouse until the death of the Participant's Eligible Spouse.

     5.8. Determination of Beneficiary. Each Participant from time to time may designate any person or persons, trust, estate or charitable institution (who may be designated concurrently or contingently) to whom the Participant's vested Accrued Benefit under the Plan will be paid if the Participant dies prior to the payment or commencement of payment of the Participant's Accrued Benefit or if the Participant dies after the commencement of payment in the form of a single life annuity with a ten (10) year term certain or in the form of installments and prior to the completion of such guaranteed payments or installments. A beneficiary designation will be effective only if filed in writing with the Plan Administrator while the

Participant is alive.  The Participant's  beneficiary will be the
beneficiary designated on the  last  such    written  designation
filed  by  the  Participant  prior  to  the Participant's death.

     If a Participant fails to validly designate a beneficiary, then the Participant's beneficiary will be the Participant's Eligible Spouse, but if the Participant is not survived by an Eligible Spouse then the Participant's beneficiary will be the personal representative of the Participant's estate; provided, however, if the Participant does not otherwise have a probate estate, the Plan Administrator may pay the Participant's vested Accrued Benefit to such person or persons whom the Plan Administrator determines, in the Plan Administrator's sole and absolute discretion, would be the beneficiaries in a probate proceeding, and the Plan Administrator shall have no liability to any person for any such determination.

                           ARTICLE VI.
                             FUNDING

     6.1. Unfunded Plan. This Plan is an unfunded plan for income tax purposes and for purposes of Title I of ERISA. The Company may from time to time deposit assets in a trust established by the Company that is subject to the creditors of the Company but which assets must otherwise be used for the purpose of paying Accrued Benefits hereunder. In the event of a Change of Control, the Company will, as soon as practical following such Change of Control, deposit or cause to be deposited in such trust assets of an amount sufficient (as determined by the actuary of the Pension Plan) to pay all vested Accrued Benefits of the Participants as determined as of the first day following such Change of Control.

                          ARTICLE VII.
                      WITHHOLDING OF TAXES

     7.1. Tax Withholding. The Company has the right to retain and withhold from any payment of benefits hereunder the amount of taxes required by any government to be withheld or otherwise be deducted and paid with respect to such payment.

                          ARTICLE VIII.
                       PLAN ADMINISTRATOR

     8.1. Membership and Authority. The Board may appoint, or delegate the appointment of, a Committee to act as Plan Administrator. In the event a Committee is acting as Plan Administrator, the Committee shall act by a majority of its members except to the extent it has delegated responsibilities hereunder. The Plan Administrator shall have the following powers, rights and duties in addition to those vested in it elsewhere in the Plan:

     (a)  To adopt such rules of procedure and regulations as, in
          its   opinion,   may   be necessary  for the proper and
          efficient  administration  of  the  Plan  and  as   are
          consistent with the provisions of the Plan.

     (b) To enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted.

     (c) To construe and interpret the Plan in the Plan Administrator's sole discretion, and to determine all questions arising under the Plan, including the power to determine the rights of Participants and their beneficiaries and the amount of their respective benefits.

     (d) To maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Plan Administrator may decide.

     (e)  To direct all payments of benefits under the Plan.

     8.2. Delegation. In exercising its authority to control and manage the operation and administration of the Plan, the Plan Administrator may employ agents and counsel (who may also be employed by the Company) and delegate to them such powers
as   the   Plan Administrator deems desirable.

     8.3. Information to be Furnished. The Company shall furnish the Plan Administrator or its delegees such data and information as may be required. The records of the Company as to an employee's or Participant's period of employment, Separation from Service and the reason therefore, leave of absence and compensation will be conclusive on all persons unless determined to be incorrect.

     8.4. Plan    Administrator's    Decision    Final.       Any
interpretation of the Plan and any decision on any matter within the discretion of the Plan Administrator made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Plan Administrator shall make such adjustment on account thereof as it considers equitable and practicable.

     8.5. Remuneration and Expenses. No remuneration shall be paid to the Plan Administrator (or any Committee member) for services hereunder. All expenses of the Plan Administrator (or a Committee member) incurred in the performance of the administration of the Plan shall be reimbursed by the Company.

     8.6. Indemnification of Committee Member. The Committee and the individual members thereof shall be indemnified by the Company against any and all liabilities, losses, costs, and expenses (including fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or the members by reason of the performance of a Committee function if the Committee or such members did not act dishonestly or in willful or negligent violation of the law or regulations under which such liability, loss, cost or expense arises.

     8.7. Resignation or Removal of Committee Member. A Committee member may resign at any time by giving ten (10) days advance written notice to the Company and the other Committee members. The Company may remove a Committee member by giving advance written notice to him or her, and the other Committee members.

     8.8. Interested Committee Member.   A    member    of    the
Committee may not decide or determine  any  matter   or  question
concerning his or her own benefits under  the Plan.

                           ARTICLE IX.
                        CLAIMS PROCEDURE

     9.1. Claim. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee which shall respond in writing as soon as practicable.

     9.2. Denial of Claim. If the claim or request is denied, the written notice of denial shall be made within ninety (90) days of the date of receipt of such claim or request by the Committee and shall state:

     (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based.

     (b) A description of any additional material or information required and an explanation of why it is necessary.

     (c)  An explanation of the Plan's claim review procedure.

     9.3. Review of Claim. Any person whose claim or request is denied or who has not received a response within ninety (90) days may request review by notice given in writing to the Committee within sixty (60) days of receiving a response or one hundred fifty (150) days from the date the claim was received by the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

     9.4. Final Decision. The decision on review shall normally be made within sixty (60) days after the Committee's receipt of a request for review. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty
(120) days after the Committee's receipt of a request for review. The decision shall be in writing and shall state the reasons and relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

                           ARTICLE X.
              AMENDMENTS OR TERMINATION OF THE PLAN

     10.1. Board. The Board may, at any time or times, amend the Plan, pursuant to written resolution adopted by the Board; provided, however, no amendment shall be effective to decrease the amount of any Participant's Accrued Benefit which, at the time of the amendment, was fully vested hereunder, unless the Participant agrees to such amendment, and no amendment may relieve the Company of its obligation under Article VI unless all of the Participants agree to such amendment. The Board may, at any time, terminate the Plan by written resolution adopted by the Board. In the event the Board terminates the Plan, all Participants who are employees of the Company or a Related Company at the time of such termination, will become fully vested in their Accrued Benefits. Any payment hereunder will be made as provided herein regardless of the Plan termination. In addition to the preceding amendment authority of the Board, the appropriate officers of the Company are authorized to amend the Plan from time to time as they deem advisable for purposes of complying with any provisions of the Internal Revenue Code and Treasury Regulations and any other guidance issued by the Secretary of the Treasury, and the Committee is authorized to amend the Plan as provided in
Section 2.2.

     10.2. Deemed Amendment. The Secretary of the Treasury has been directed by the United States Congress to adopt regulations for the interpretation and application of Code Section 409A. Proposed regulations have been issued as of the date of the adoption of this amended and restated Plan. It is the Company's intention to amend the Plan to comply with the requirements applicable to the Plan under the Code and such regulations and other guidance as authorized under the last sentence of Section 10.1. To the extent final regulations require a further amendment to the Plan, then until such time the Plan is actually so amended, the Plan shall be deemed to be amended to the extent necessary to be in compliance with such requirements and the Plan shall be interpreted and administered accordingly.

                           ARTICLE XI.
                          MISCELLANEOUS

     11.1. Captions.    The   captions   of  articles,  sections,
paragraphs and subparagraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     11.2. Company Action. Except as may be specifically provided herein, any action required or permitted to be taken by the Company may be taken on behalf of the Company by any officer of the Company.

     11.3. Company Records. Records of the Company as to an employee's or Participant's period of employment, Separation from Service and the reason therefore, leaves of absence, reemployment and compensation will be conclusive on all persons, unless determined to be incorrect.

     11.4. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and may be signed, made or presented by the proper party or parties.

     11.5. Gender and Number.   Where  the context permits, words
in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular, and the singular shall include the plural.

     11.6. Governing Law. Except to the extent governed by ERISA, the provisions of this Plan shall be construed and interpreted according to the laws of the state of Delaware.

     11.7. Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly hereby declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or separation for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or another person's bankruptcy or insolvency.

     11.8. Participant Cooperation. A Participant will cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder and such other action as may be requested by the Company.

     11.9. Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

     11.10. Unsecured General Creditor. Participants and their beneficiaries, heirs, successors, and assigns will have no secured interest or claim in any property or assets of the Company whether or not such assets are held in a trust that may be used for the purpose of paying benefits hereunder. For purposes of the Plan, any and all of the Company's assets shall be, and remain, the general, unpledged, assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future. No Company shall have any obligation under this Plan with respect to individuals other than that Company's employees.

     11.11. Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

     11.12. Waiver of Notice. Any notice required under the Plan may be waived by the person entitled to notice.

     The Company hereby agrees to the provisions of this Plan, and, in Witness Thereof, the Company causes this Agreement to be, executed on this 6th day of March, 2006.



                                        SEABOARD CORPORATION



                                        By: /S/ H. Harry Bresky
                                            H. Harry Bresky,
                                            President

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